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                                                                    Exhibit 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, which appears on page 48 of the 1996 Annual Report to Stockholders of The Interpublic Group of Companies, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as amended by the Company's Amendment Number One on Form 10-K/A, for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K, as amended by the Company's Amendment Number One on Form 10-K/A for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus constituting part of this Registration Statement on Form S-8.


PRICE WATERHOUSE LLP
New York, New York
December 19, 1997